UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 10, 2010

ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

0-29020	75-2528700
(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300
Plano, Texas	75075-7840
(Address of Principal Executive Offices)	(Zip Code)

(972) 488-7200

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Revolving and Term Credit Facility

On March 10, 2010, effective January 31, 2010 the Company and the Ardinger Family Partnership, Ltd. amended the Second Amended and Restated Loan and Security Agreement dated as of December 11, 2006 (as modified, amended, renewed, extended, and restated from time to time, the “Loan Agreement”) by and among the Ardinger Family Partnership, Ltd., ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc.  The general partner of the Ardinger Family Partnership, Ltd. is H.T. Ardinger, Jr., the Chairman of the Board of the Company and the Company’s largest stockholder.

The amendment defers the initial date on which monthly principal payments must be made by the Company under the Loan Agreement from January 31, 2010 to July 31, 2010.  Specifically, Section 3(e) of the Loan Agreement is amended to read as follows:

“(e)            Payment of Outstanding Obligation.  (i) Beginning the earlier of (1) the date Borrower commences principal payments on any new line of credit established after the date of this Amendment or (2) on and as of July 31, 2010, Borrower shall make monthly principal payments in an amount equal to not less than $21,422.34.  Such monthly payments shall be applied to the Primary Principal Amount until the Primary Principal Amount is paid in full, and such monthly payments shall thereafter be applied to the Secondary Principal Amount.  (ii) Borrower shall repay all remaining outstanding Unpaid Principal and all accrued and unpaid interest thereon on the Maturity Date.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 “Entry into a Material Definitive Agreement –Amendment to Revolving and Term Credit Facility” above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1.	Third Amendment to Second Amended and Restated Loan and Security Agreement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: March 15, 2010	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Third Amendment to Second Amended and Restated Loan and Security Agreement.